UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2012

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California 92630

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

CryoPort, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (“Annual Meeting”) on September 13, 2012. Out of 37,760,628 shares of Common Stock (as of the record date of August 10, 2012) entitled to vote at the Annual Meeting, there were 26,116,058 shares present in person or represented by proxy, representing 69.16% of the total outstanding shares of Common Stock entitled to vote. At the Annual Meeting, the Company’s stockholders voted on and approved each of the following three proposals. The final voting results of each proposal are set forth below.

Proposal No. 1: Election of the Board of Directors to serve until the Company’s 2013 Annual Meeting of Stockholders.

Directors	Votes For	Votes Withheld	Broker Non-Votes
Adam M. Michelin	8,488,425	5,708,848	11,918,785
Karen M. Muller	11,268,890	2,928,383	11,918,785
Stephen E. Wasserman	13,820,771	376,502	11,918,785

	Votes For	Votes Against	Abstain	Broker Non-Votes
Proposal No. 2: Ratify the Audit Committee’s selection of KMJ Corbin & Company LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013.	25,160,639	898,389	57,030

Proposal No. 3: Approve an amendment to the Company’s 2011 Stock Incentive Plan to increase the number of shares of the Company’s common stock available for issuance thereunder by 3,000,000 shares and to increase the annual limitation of the number of shares granted to a Covered Employee in any fiscal year by 250,000 shares.	10,468,947	3,525,650	202,676	11,918,785

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: September 17, 2012	By:	/s/ Robert Stefanovich,
Robert Stefanovich
Principal Executive Officer and Chief Financial Officer